                                                                Exhibit 10.34

                   SECOND AMENDMENT AND FORBEARANCE AGREEMENT

     This Second Amendment and Forbearance Agreement ("Agreement") is made as of the 1st day of July, 2001 by and between SPEIZMAN INDUSTRIES, INC., a Delaware company ("Company"), SPEIZMAN YARN EQUIPMENT, INC., a South Carolina company ("Speizman Yarn"), WINK DAVIS EQUIPMENT COMPANY, INC., a Georgia company ("Wink Davis"), TODD MOTION CONTROLS, INC., a North Carolina company ("Todd Motion" and together with Speizman Yarn, Wink Davis and any future or indirect subsidiaries of the Company or of any other entities listed above, the "Subsidiaries"), jointly and severally and their respective successors and assigns, and SOUTHTRUST BANK ("Bank").

     WHEREAS, the parties listed above entered into that certain Credit Facility Agreement, dated as of May 31, 2000 (the "Credit Agreement") for the purpose of establishing a $17,500,000 Revolving Credit Facility and a $15,000,000 Line of Credit Facility with the Bank in favor of the Company and the Subsidiaries; and

     WHEREAS, the parties amended the Credit Agreement pursuant to that certain Amendment and Forebearance Agreement dated as of 13/th/ day of November, 2000 (the "First Amendment"); and

     WHEREAS, the Line of Credit Facility was scheduled to terminate on May 30, 2001 and such termination date was extended by the Bank to the later of its election or June 30, 2001; and

     WHEREAS, as of the close of business on June 30, 2001 the principal amount outstanding under Facility Number 1, the Revolving Credit facility was $10,978,000 and the principal amount outstanding under Facility Number 2, the Documentary Letter of Credit facility was $5,321,247; and

     WHEREAS, the Company and the Subsidiaries have requested the Bank to extend the Facility Number 2 Termination Date; to temporarily modify certain terms of the Credit Agreement and to forebear from taking remedial actions as a result of their non-compliance with certain covenants and warranties in the Credit Agreement; and

     WHEREAS, the Bank is willing to accommodate the Company and the Subsidiaries under the terms set forth in this Agreement.

     NOW THEREFORE, the Company, each Subsidiary and the Bank, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, agree as follows:

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     ARTICLE I. Amendments to Defined Terms. 1.01. The following terms shall be
                ---------------------------
added to the Credit Agreement, or if any such term is already stated in the Credit Agreement, such term shall be amended to read as follows for the term of this Second Amendment:

     "Accounts" or "Accounts Receivable" means all accounts (as "account" is defined in the Uniform Commercial Code - Secured Transactions of North Carolina, effective July 1, 2001 and as may be amended, which shall include, but not be limited to, all accounts and accounts receivable, chattel mortgages, leases, instruments, documents, promissory notes, contracts for receipt of money, conditional sales contracts, and evidences of debt of or owing to or acquired by Borrower whether now existing or hereafter arising, including, without limitation, (i) all accounts and other rights to payment of money which arise or result from Borrower's selling or other disposition of Borrower's goods or the providing of services by the Borrower, (ii) the proceeds of any insurance covering the Collateral, including any accounts receivable insurance, and (iii) the return of unearned insurance premiums.

     "Borrower" means collectively the Company and the Subsidiaries.

     "Collateral" means and includes all assets (whether current or non-current), property or interests in property of the Company and of the Subsidiaries, including, but not limited to, all accounts, documents, chattel paper, instruments, inventory, goods, furniture, fixtures, equipment, general intangibles, investment property, commercial tort claims, letter-of-credit rights, letters of credit, money and deposit accounts as such terms are defined (either singular or plural) in the Uniform Commercial Code-Secured Transactions of North Carolina (effective July 1, 2001 and as may be amended) whether now owned or hereafter acquired by the Company or any of the Subsidiaries.

     "Eligible Account" means an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Bank, in its sole and reasonable discretion, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or to an Affiliate of Borrower or to a Person controlled by an Affiliate or Subsidiary of Borrower; or (ii) it is unpaid for more than sixty (60) days after the original due date shown on the invoice; or (iii) it is due or unpaid more than one hundred twenty (120) days after the original invoice date; or (iv) fifty percent (50%) or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or (v) the total unpaid Accounts of the Account Debtor exceed twenty-five percent (25%) of all Accounts, to the extent of such excess; or (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or (vii) the Account Debtor is also Borrower's or an Affiliate's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower or an Affiliate, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor or an Affiliate of the Account Debtor (other than any right of setoff relating to deposits paid to Borrower for equipment ordered); or (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed,

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suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed of it or for all or a significant portion of its assets or affairs; or (ix) it arises from a sale to an Account Debtor outside the United States or Canada or to an Account Debtor who is not a resident of the United States or Canada or involves a shipment to an address outside of the United States or Canada; or (x) it arises from a sale to the Account Debtor on a bill-and-hold (other than sales where there is a confirmation from the Account Debtor acceptable to the Bank), guaranteed sale, sale-or-return, sale-on-approval, consignment or any o ther repurchase or return basis; or (xi) Bank believes, in its sole discretion, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or (xii) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Bank, in form and substance satisfactory to Bank, so as to comply with the Assignment of Claims Act of 1940, as amended; or (xiii) the Account is subject to a Lien (other than the Lien in favor of Lonati, S.P.A. on certain Accounts granted pursuant to that certain Security Agreement between the Company and Lonati, S.P.A. dated as of May 2, 2001 which Lien is subordinate in all respects to the Lien of the Bank on such Accounts); or (xiv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or (xv) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Bank, in its sole and reasonable discretion, to the extent such Account exceeds such limit; or (xvi) the Account is evidenced by chattel paper, a note, or an instrument of any kind, or has been reduced to judgment; or (xvii) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or (xviii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or (xix) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or (xx) the Account is deemed ineligible by the Bank in its sole and reasonable discretion. In addition, Eligible Account shall not include any portion of an Account which consists of service charges, late charges or penalties, interest of Account Debtors, or other charges relating to the extension of credit by the Borrower or the timing of payment by Account Debtor. In determining the aggregate amount of Eligible Accounts, there shall be excluded from consideration any credit balance of an Account Debtor which is more than 90 days old as measured from the date of original posting of said credit balance to Borrower's books and records.

"Eligible Inventory" means Eligible New Equipment Inventory, Eligible Used Equipment Inventory, Certain Predetermined Used Equipment Inventory and Eligible Parts Inventory, in each case such Inventory is subject to the Bank's first priority security interest, and is valued at the lesser of cost or current market value, all of which Inventory is, at any given time, (a) not damaged or defective in any way; (b) not sold or segregated for sale and reflected as an Account of Borrower; (c) not consigned Inventory; (d) not inventory-in-transit or located in a place other than at the locations listed in Exhibit A of this
                                                            ---------
Agreement; (e) not work-in-process Inventory; (f) not constituting packaging materials and supplies; (g) not Inventory evidenced by negotiable


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warehouse receipts or by non-negotiable warehouse receipts or documents of title which have not been issued in the name of Bank; (h) not subject to a document of title such as a warehouse receipt or bill of lading; (i) not held in inventory for a period in excess of such periods reasonably established by Bank; (j) not of a type with respect to which there have been no sales activity for a period established by Bank; and (k) not Inventory deemed ineligible by Bank in its sole and reasonable discretion.

     "Obligations" means all Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Bank of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however evidenced or acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to Borrower under any of the Loan Documents and all rights Bank may at any time or times have to reimbursement in connection with any letter of credit or guaranty issued for Borrower's benefit or any reimbursement obligation with respect thereto. The term also includes, without limitation, all indebtedness, liabilities or obligations of Borrower which may at any time become due under any rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency swap agreement, currency option or any other similar agreement entered into between Borrower and Bank or any Affiliate of Bank.

     "Overadvance" means an advance by Bank under Section 4.2 of the Credit Agreement.

     "Overadvance Condition" means any date on which there is an Overadvance.

     "Solvent" means, as to any Person, such Person (i) owns or has an interest in property, real, personal, and mixed, whose aggregate fair marketable value of such interest is greater than the amount required to pay all of such Person's debt (including contingent debts), and (ii) is able to pay all of its debt as such debt matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     ARTICLE II. Forbearance; Term of Forbearance.
                 --------------------------------

     2.01 The Company and the Subsidiaries acknowledge that as of the date hereof they are not in compliance with the covenants set forth under Sections 10.16, 10.17, 10.18 and 10.19 of the Credit Agreement and as set forth in
Section 3.21 of the First Amendment. As a result, the Bank could declare an event of default under the Credit Agreement and exercise its rights and remedies thereunder and under the related Loan Documents. The Bank agrees that, notwithstanding the forgoing, it will forbear from taking such actions for the period set forth below, provided the Company and the Subsidiaries remain in compliance with the terms hereof.

     2.02 (a) The forbearance provided under this Article II shall remain in effect until the later to occur of July 31, 2002 or the date on which the Bank, in its sole and absolute discretion,

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notifies the Company and the Subsidiaries that the forbearance period has expired (the "Forbearance Period"); provided however, that notwithstanding the foregoing, if for any reason, (i) the Company or the Subsidiaries fail to pay any sum to the Bank as and when due under the terms of the Credit Agreement as amended in Article I above, (ii) any additional covenants under the Credit Agreement are breached giving rise to an Event of Default under the Credit Agreement occurs, or (iii) any of the covenants under Article IV hereof are breached, the Bank, in its sole and absolute discretion, may terminate the forbearance under this Article II.

     (b) Upon the expiration of the Forbearance Period or the termination of
Article II by the Bank, the Bank may, in its sole and absolute discretion, proceed to take any and all actions and remedies available to it under the Credit Agreement or under the Loan Documents.

     (c) The granting of said forbearance shall not indicate a course of dealing between the parties or require the Bank to forbear from enforcing its rights and remedies at any time in the future.

     ARTICLE III. Modification of Loan Terms
                  --------------------------

     3.01 The terms of the Loan and Credit Agreement are modified as follows:

     (a) The Facility Number 1 Termination Date and the Facility Number 2 Termination Date shall be July 31, 2002, and such defined terms are hereby amended to reflect such date.

     (b) The defined term "Revolving Credit Commitment" is amended to change $17,500,000 to read $15,000,000.

     (c) Section 3.1 of the Credit Agreement is amended to increase the maximum principal face amount of Documentary Letters of Credit to $9,000,000.

     (d) Section 4.2 of the Credit Agreement is no longer applicable. In lieu thereof, the Bank will allow over-advancements under the Revolving Credit Loan of up to the following limits: $3,000,000 until December 1, 2001, at which time it will be reduced to $2,000,000 until February 1, 2002, at which time it will be reduced to $1,000,000 until April 1, 2002, at which time it will be reduced to $0. Notwithstanding the forgoing, in no event shall the total amount outstanding under the Revolving Credit Loan exceed the Revolving Credit Commitment.

     (e) The percentage of Eligible Accounts used to determine, and as stated in the definition of, "Borrowing Base Amount" is reduced to 75%.

     (f) For purposes of determining the Borrowing Base Amount, the gross dollar value of Eligible Accounts shall be reduced by the Reserve Against Account Debtor Deposits. Such adjustment shall be made before applying the 75% limitation stated in (e) above. For purposes hereof, the "Reserve Against Account Debtor Deposits" shall mean Accounts with an aggregate dollar value of $1,000,000, which amount may be adjustment by the Bank from time to time in its sole and absolute discretion.

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         (g)  The Borrowing Base Certificate substantially in the form attached hereto as Exhibit B shall be used in lieu of Exhibit 1.13 (as referenced in the Credit Agreement) during the term of this Agreement.

         ARTICLE IV  Covenants of Company and Subsidiaries
                     -------------------------------------

         4.01. The Company and Subsidiaries covenant the following:

               (a) They will have a Consolidated Tangible Net Worth of not less than $12,250,000 at the end of the fourth fiscal quarter of 2001; $11,800,000 at the end of the first fiscal quarter of 2002; $12,300,000 at the end of the second fiscal quarter of 2002; $13,300,000 at the end of the third fiscal quarter of 2002; and $14,100,000 at the end of the fourth fiscal quarter 2002.

               (b) They will maintain the following ratios of Consolidated Total Liabilities to Consolidated Tangible Net Worth; 3.25 to 1.0 for the fourth fiscal quarter of 2002; 3.4 to 1.0 for the first fiscal quarter of 2002; 3.7 to 1.0 for the second fiscal quarter of 2002; 3.35 to 1.0 for the third fiscal quarter of 2002; and 3.0 to 1.0 for the fourth fiscal quarter of 2002.

               (c) They will have Gross Profit (as determined under GAAP) of not less than $3,000,000 for the fourth fiscal quarter of 2001; $2,500,000 for the first fiscal quarter of 2002; $4,400,000 for the second fiscal quarter of 2002; $4,500,000 for the third fiscal quarter of 2002; and $4,400,000 for the fourth fiscal quarter of 2002.

               (d) They will have consolidated EBIT of not less than $500,000 for the fourth fiscal quarter of 2001; ($450,000) for the first fiscal quarter of 2002; $1,350,000 for the second fiscal quarter of 2002; $1,450,000 for the third fiscal quarter of 2002;and $1,350,000 for the fourth fiscal quarter of 2002. For purposes of this provision, "EBIT" shall mean earnings before interest and taxes, as determined under GAAP.

         4.02 In addition to the reports required under Section 10.1 of the Agreement, the Company shall provide the Bank with the following reports and financial statements:

         (a) The Borrowing Base Certificate under Section 10.1 of the Agreement shall be provided to the Bank on a weekly basis, on Friday of each week, and shall include appropriate back-up materials, such as sales summaries, receipts journal, credit/discount and adjustment journals; and

         (b) By the 15th day of each fiscal month, summary reports including detailed account receivables and accounts payable reports showing the aging of all accounts and account payables

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and all customer deposit lists, including the names of customers and all amounts on deposit (shown on an individual account and aggregate basis), for the previous fiscal month.

     4.03 The amount of disputed accounts under Section 10.4 of the Agreement is changed to Fifty Thousand dollars ($50,000).

     ARTICLE V.  Miscellaneous.
                 -------------

     5.01 The Company and Subsidiaries agree to pay to the Bank a re structuring fee equal to $50,000, such fee to be paid to the Bank in immediately available funds on the date of execution of this Agreement, and all costs of the Bank associated with this Agreement, including but not limited to, the fees and costs of the Bank's legal counsel. In addition, the Company shall pay to the Bank, by the fifth day of each month, a monitoring fee of $1,500 per month during the term of this Agreement. The Company hereby authorizes and directs the Bank to debit the Revolving Credit Facility for the payment of the restructuring fee.

     5.02 The Company and each Subsidiary hereby agree to hold the Bank harmless from and shall indemnify it against any and all liabilities, claims, causes of actions and damages and damages relating to or arising from this Agreement, the Credit Agreement, the Loan Documents or the transactions contemplated thereby. The forgoing indemnification shall include the payment of any legal fees and costs of the Bank associated with any claims or causes of action relating hereto.

     5.03 As additional consideration for Bank executing this Agreement, Company and each Subsidiary hereby represent and warrant that they have no present plans or intentions to file for protection under any chapter of the United States Bankruptcy Code.

     5.04 The forbearance granted by Bank does not alleviate any of the Company's and each Subsidiary's obligations under the Loan including the obligation to comply with all other covenants, conditions and requirements contained in the Credit Agreement and Loan Documents and does not constitute a waiver of any defaults, claims or rights that the Bank currently has or may have against the Company or any Subsidiary in connection with the Loan. The temporary forbearance by the Bank is granted based solely on the Bank's reliance upon the Company's and each Subsidiary's representations and warranties to the Bank and that the Company and each Subsidiary will at all times comply with the terms of the Credit Agreement as amended hereby and the Loan Documents.

     5.05 The Loan Documents and any other documents or instruments securing the Loan (collectively, the "Security Documents") shall continue to secure the obligations of the Company and each Subsidiary with the same force and effect as when originally executed. It is intended that this Agreement will not disturb the existing priority of any of the Security Documents.

     5.06 Except as provided herein, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect.

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      5.07  The Company and each Subsidiary warrant and represent to Bank that the Loan is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever. For and in exchange of separate consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and each Subsidiary, the Company and each Subsidiary hereby waives, releases and discharges the Bank and the Bank's officers, directors, partners, employees, agents and successors, any persons or entities owned or controlled by, owning or controlling or under common control or affiliated with the Bank from any and all claims and causes of action, in tort or in contract, whether known or unknown and whether now existing, that have at any time been owned, or that are hereafter owned, by the Company or any Subsidiary, and that arise out of any one or more circumstances or events that occurred prior to the execution of this Agreement.

      5.08 All agreements of the Company and each Subsidiary contained herein shall survive the execution and delivery of this Agreement, and shall survive the termination of the Forbearance Period under Article II above.

      5.09 This Agreements shall be governed by the laws of the State of North Carolina.

      5.10 This Agreement represents the final agreement among the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior oral or written, contemporaneous, or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties.

      5.11 All capitalized terms used herein but not otherwise defined shall have the meaning assigned to them in the Credit Agreement.

      5.12. Nothing herein shall inhibit the Bank from taking any actions to protect its security interest in the Collateral authorized under the Credit Agreement or Loan Documents.

      5.13. In addition to the payment of the Restructuring Fee to the Bank and the fees and costs of its counsel, the Company and each Subsidiary shall cause to be delivered to the Bank an opinion of counsel, in form and substance acceptable to the Bank and its counsel, stating that the Company and each Subsidiary has full power and authority to execute this Agreement and that this Agreement is enforceable in accordance with its terms.

      5.14 The Bank shall have the right to monitor the activities of the Company and each Subsidiary on a daily or weekly basis and all components of determining the Borrowing Base Amount. In addition, the Bank reserves the right, in its sole and reasonable discretion, to amend definitions of Eligible Accounts, Eligible New Equipment Inventory, Certain Predetermined Used Equipment Inventory, Eligible Used Equipment Inventory, Eligible Parts Inventory, Eligible Inventory and the Borrowing Base Amount, as well as the formula for determining prospectively the Borrowing Base Amount. The Company and each Subsidiary shall cooperate with the Bank in such monitoring process and will provide such documents as may be requested by the Bank for such monitoring purposes.

      5.15 In case any one or more of the provisions contained in this Agreement shall be

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held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and this Agreement, the Credit Agreement and the Note shall otherwise remain in full force and effect.

      5.16 The terms of this Agreement supercede the terms of the First
Amendment.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the Company, each Subsidiary and the Bank have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

COMPANY AND SUBSIDIARIES:                   BANK:

SPEIZMAN INDUSTRIES, INC. (SEAL)            SOUTHTRUST BANK (SEAL)

By:/s/ Robert S. Speizman                   By:/s/ E. Bradley Jones
   ------------------------------              -------------------------------
       Robert S. Speizman                          E. Bradley Jones
Title:   President                          Title: Group Vice President


SPEIZMAN YARN EQUIPMENT, INC.
(SEAL)

By:/s/ Robert S. Speizman
   ------------------------------
       Robert S. Speizman
Title:   President


TODD MOTION CONTROLS, INC.
(SEAL)

By:/s/ Robert S. Speizman
   ------------------------------
       Robert S. Speizman
Title:   President


WINK DAVIS EQUIPMENT COMPANY, INC. (SEAL)

By:/s/ John C. Angelella
   --------------------------------
        John C. Angelella
Title:  Vice President and Assistant Secretary

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